Exhibit 99.1

Media Contact:
858-255-6388
media@tandemdiabetes.com

Investor Contact:
858-366-6900
IR@tandemdiabetes.com

FOR IMMEDIATE RELEASE

Tandem Diabetes Care Reports Preliminary, Unaudited 2022 Sales and Reaffirms 2023 Outlook

SAN DIEGO – January 10, 2023 – Tandem Diabetes Care, Inc. (NASDAQ: TNDM), a global insulin delivery and diabetes technology company, today reported its preliminary, unaudited sales for the fourth quarter and year ended December 31, 2022 and worldwide sales outlook for the year ending December 31, 2023.

In comparing the fourth quarter of 2022 to the same period of 2021:
•GAAP sales increased to approximately $221 million from $210 million
•Non-GAAP sales increased to approximately $224 million

In comparing the year ended December 31, 2022 to the same period of 2021:
•GAAP sales increased to approximately $802 million from $703 million
•Non-GAAP sales increased to approximately $805 million

“A record number of Tandem customers renewed in the fourth quarter, which coupled with strong retention rates, is evidence of the high level of satisfaction people experience with our t:slim X2 with Control-IQ technology,” said John Sheridan, president and chief executive officer. “We remain focused on driving growth by bringing the benefits of our current and future technology to more people living with diabetes, and through our scaling renewal opportunities, as we work to deliver outstanding service to our 420,000 customers worldwide.”

2023 Worldwide Sales Outlook

For 2023, worldwide non-GAAP sales are estimated to be an increase of 11 to 12 percent over 2022. This growth outlook does not include sales from anticipated new product launches, such as the Mobi Insulin Pump, which is currently under review by the United States Food and Drug Administration.

The Company will provide its fourth quarter and full year 2022 financial results, and further details related to its 2023 financial expectations, on Wednesday, February 22, 2023 after the close of market.

Reconciliation of Preliminary, Unaudited GAAP versus Non-GAAP Sales(2)

In September 2022, the Company began offering eligible t:slim X2 Insulin Pump customers the Tandem Choice Program to provide a pathway to ownership of its newest hardware platform for a fee when available. The accounting treatment for Tandem Choice has a high degree of complexity, initially requiring the deferral of some portion of sales for shipments of eligible pumps. As a result of this program, and as previously announced, the Company is now providing selected financial results on both a GAAP and non-GAAP basis.

Exhibit 99.1

($'s in millions)	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022(1)	2021	2022(1)	2021
U.S. Sales - GAAP	$166	$161	$589	$525
Outside U.S. Sales - GAAP	55	49	213	178
Total Worldwide Sales - GAAP	$221	$210	$802	$703

Impact of Tandem Choice Program	$3	$—	$3	$—

U.S. Sales - Non-GAAP	$169	$161	$592	$525
Outside U.S. Sales - Non-GAAP	55	49	213	178
Total Worldwide Sales - Non-GAAP	$224	$210	$805	$703

(1) Results for the year and quarter ended December 31, 2022 are preliminary and unaudited.
(2) GAAP Sales are determined in accordance with U.S. Generally Accepted Accounting Principles. Non-GAAP Sales are adjusted for the impact of the Tandem Choice Program. The definition of these non-GAAP financial measures may differ from similar measures used by other companies, even when similar terms are used to identify such measures. See the information under the below heading “Non-GAAP Financial Measures”.

Non-GAAP Financial Measures

Certain non-GAAP financial measures are presented in this press release, including non-GAAP sales, to provide information that may assist investors in understanding the Company’s financial results and assessing its prospects for future performance. The Company believes these non-GAAP financial measures are important operating performance indicators because they exclude items that are unrelated to, and may not be indicative of, the Company’s core operating results. These non-GAAP financial measures, as calculated, may not necessarily be comparable to similarly titled measures of other companies and may not be appropriate measures for comparing the performance of other companies relative to the Company. These non-GAAP financial results are not intended to represent, and should not be considered to be more meaningful measures than, or alternatives to, measures of operating performance as determined in accordance with GAAP. To the extent the Company utilizes such non-GAAP financial measures in the future, they will be calculated using a consistent method from period to period. A reconciliation of each of the GAAP financial measures to the most directly comparable non-GAAP financial measures has been provided under the above heading “Reconciliation of Preliminary, Unaudited GAAP versus Non-GAAP Sales”. Consistent with SEC regulations, the Company has not provided a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable GAAP financial measures in reliance on the “unreasonable efforts” exception set forth in the applicable regulations, because there is substantial uncertainty associated with predicting any future adjustments that may be made to the Company’s GAAP financial measures in calculating the non-GAAP financial measures.

About Tandem Diabetes Care, Inc.

Tandem Diabetes Care, Inc., a global insulin delivery and diabetes technology company based in San Diego, California, creates new possibilities for people living with diabetes, their loved ones, and healthcare providers through a positively different experience. The Company’s human-centered approach to design, development, and support delivers innovative products and services for people who use insulin. Tandem manufactures and sells the t:slim X2 insulin pump with Control-IQ technology. For more information, visit tandemdiabetes.com.

Tandem Diabetes Care is a registered trademark and t:slim X2 and Control-IQ are trademarks of Tandem Diabetes Care, Inc.

Follow Tandem Diabetes Care on Twitter @tandemdiabetes; use #tslimX2 and $TNDM.
Follow Tandem Diabetes Care on Facebook at www.facebook.com/TandemDiabetes.
Follow Tandem Diabetes Care on LinkedIn at https://www.linkedin.com/company/tandemdiabetes.

Exhibit 99.1
Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that concern matters that involve risks and uncertainties that could cause actual results to differ materially from those anticipated or projected in the forward-looking statements. These forward-looking statements include statements regarding, among other things, the Company’s preliminary financial results for the year and quarter ended December 31, 2022, the impact of the Tandem Choice Program on the Company’s preliminary financial results, and the Company’s projected financial results for future periods, including its projected sales for 2023. The Company’s actual results may differ materially from those indicated in these forward looking statements due to numerous risks and uncertainties. For instance, the Company’s actual financial results for the year and quarter ended December 31, 2022 remain subject to final internal review and audit. Other risks and uncertainties include the Company’s ability to achieve projected financial results, which will be impacted by market acceptance of the Company’s existing products and products under development by physicians and people with diabetes; the Company’s ability to establish and sustain operations to support international sales, including expansion into additional geographies; changes in reimbursement rates or insurance coverage for the Company’s products; the Company’s ability to meet increasing operational and infrastructure requirements from higher customer interest and a larger base of existing customers; the Company’s ability to complete the development and launch of new products when anticipated; the potential that newer products, or other technological breakthroughs for the monitoring, treatment or prevention of diabetes, may render the Company’s products obsolete or less desirable; the depth and duration of the evolving COVID-19 pandemic, and the global response thereto; reliance on third-party relationships, such as outsourcing and supplier arrangements; global global macroeconomic conditions; and other risks identified in the Company’s most recent Annual Report on Form 10-K, Quarterly Report on Form 10-Q, and other documents that the Company files with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. Tandem undertakes no obligation to update or review any forward-looking statement in this press release because of new information, future events or other factors.

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